ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                              REYNOLDS FUNDS, INC.


       Pursuant to Section 2-208 of the Maryland General Corporation Law (the "MGCL"), Reynolds Funds, Inc., a Maryland corporation having its registered office in Baltimore, Maryland (the "Company"), does hereby certify to the State Department of Assessments and Taxation of Maryland (the "Department") that:

       FIRST: The Company is registered as an open-end investment company under the Investment Company Act of 1940.

       SECOND: Pursuant to Section 2-105(a)(9) of the MGCL and Article IV of the Company's Articles of Incorporation, the Board of Directors of the Company duly adopted on May 4, 1999 resolutions: (a) designating 80,000,000 shares of the Company's previously undesignated Common Stock, $.01 par value, as follows:

                      Class                          Shares
                      -----                          ------
                        A                           20,000,000
                        C                           20,000,000
                        E                           40,000,000

and (b) authorizing and directing the filing of these Articles Supplementary for record with the Department.

       THIRD: The respective preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each class of the Company's Common Stock, $.01 par value, are as set forth in Section B of Article IV of the Company's Articles of Incorporation.

       FOURTH: These Articles Supplementary shall become effective as of the time they are accepted by the Department for record.

       IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested by its Secretary as of the 12th day of July, 1999.

                                    REYNOLDS FUNDS, INC.


                                    By: /s/ Frederick L. Reynolds
                                        Frederick L. Reynolds, President


                                    Attest:/s/ Camille F. Wildes
                                            Camille F. Wildes, Secretary

                             ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                              REYNOLDS FUNDS, INC.


       Pursuant to Section 2-208.1 of the Maryland General Corporation Law (the "MGCL"), Reynolds Funds, Inc., having its registered office in Baltimore, Maryland (the "Company"), does hereby certify to the State Department of Assessments and Taxation of Maryland (the "Department") that:

       FIRST: The Company is registered as an open-end investment company under the Investment Company Act of 1940.

       SECOND: Pursuant to Section 2-105(c) of the MGCL and Article IV of the Company's Articles of Incorporation, the Board of Directors of the Company duly adopted on May 4, 1999 resolutions: (a) increasing the total number of shares of Common Stock, $0.01 par value, that the Company has authority to issue pursuant to Article IV of the Company's Articles of Incorporation from 560,000,000 shares to 760,000,000 shares; and (b) authorizing and directing the filing of these Articles Supplementary for record with the Department.

       THIRD: (a) The total number of shares of stock which the Company was heretofore authorized to issue was 560,000,000 shares of Common Stock, $0.01 par value, all of which were designated as follows:

                      Class                                 Shares
                      -----                                 ------

                        A                                  20,000,000
                        B                                 500,000,000
                        C                                  20,000,000
                        D                                  20,000,000

       (b) The total number of shares of stock which the Company shall be authorized to issue upon the filing of these Articles Supplementary for record with the Department is 760,000,000 shares of Common Stock, $0.01 par value, of which 560,000,000 shares shall be designated as follows:

                      Class                                 Shares
                      -----                                 ------

                        A                                  20,000,000
                        B                                 500,000,000
                        C                                  20,000,000
                        D                                  20,000,000

and 200,000,000 shares shall be undesignated.

       FOURTH: These Articles Supplementary shall become effective as of the time they are accepted by the Department for record.

       IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested by its Secretary as of the 12th day of July, 1999.



                                          REYNOLDS FUNDS, INC.


                                          By: /s/ Frederick L. Reynolds
                                              Frederick L. Reynolds, President


                                          Attest:/s/ Camille F. Wildes
                                                  Camille F. Wildes, Secretary